UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2007

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey  08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 2, 2007 (the “November Form 8-K”), PHH Corporation (“PHH”, “Company”, “we” or “our”) has been transitioning some of its mortgage financing programs from its Bishop’s Gate Residential Mortgage Trust (“Bishop’s Gate”) facility, a single-seller mortgage warehouse facility, to alternative mortgage warehouse arrangements.  The activities of Bishop’s Gate were limited to (i) purchasing mortgage loans from our mortgage subsidiary, (ii) issuing commercial paper, senior term notes, subordinated certificates and/or borrowing under a liquidity agreement to effect such purchases, (iii) entering into interest rate swaps to hedge interest rate risk and certain non-credit-related market risk on the purchased mortgage loans, (iv) selling and securitizing the acquired mortgage loans to third parties and (v) engaging in certain related transactions.  Our decision to transition our mortgage financing programs under our Bishop’s Gate facility to alternative mortgage warehouse arrangements was due to recent events in the mortgage industry which have reduced investor demand for securities issued by single-seller mortgage warehouse facilities.  To complete this process, we terminated the Bishop’s Gate facility by voluntarily redeeming all of the remaining notes and certificates issued under the Bishop’s Gate facility on December 20, 2007 (the “Redemption Date”).  On the Redemption Date, the aggregate outstanding principal balance of each respective series referenced below, together with unpaid interest on such outstanding principal balance, was paid in full.  Listed below are the series of notes and certificates issued under the Bishop’s Gate facility which were redeemed and the approximate outstanding principal balance as of the Redemption Date:

Description	Outstanding Principal Balance
Variable Rate Notes, Series 2001-2, Class A-2	$400 million
Series 2003-1 Fixed Rate Extendible Certificates	$40 million
Series 2003-1 Variable Rate Extendible Certificates	$10 million
Series 2003-2 Variable Rate Extendible Certificates	$50 million

The redemption of the Bishop’s Gate notes and certificates completes the transition from the Bishop’s Gate facility to alternative mortgage warehouse arrangements.  Given our expectations for somewhat lower mortgage origination volumes in 2008, which we expect will be comprised predominantly of conforming loan products with shorter warehouse periods, we believe that the committed capacity provided by our existing credit facilities is adequate to fund our ongoing mortgage operations for at least the next 12 months. (See the November Form 8-K for more information regarding our existing credit facilities.) We will continue to evaluate proposals for incremental mortgage warehouse facilities to provide supplemental capacity as necessary.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

None

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. For example, our statements regarding our belief that our committed capacity provided by our existing credit facilities is adequate to fund our ongoing mortgage operations for at least the next 12 months, our expectations for somewhat lower mortgage origination volumes in 2008, which we expect will be comprised predominantly of conforming loan products with shorter warehouse periods, and our intention to evaluate proposals for incremental mortgage warehouse facilities to provide supplemental capacity as necessary are forward-looking statements.

You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” in our periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included as “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ Clair M. Raubenstine
	Name:	Clair M. Raubenstine
	Title:	Executive Vice President and Chief Financial Officer

Dated: December 28, 2007